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Microfilm Number ____________  Filed with the Department of State on ___________

Entity Number _______________  _________________________________________________
                                           Secretary of the Commonwealth


                      ARTICLES OF INCORPORATION-FOR PROFIT
                                       OF
                         A.C. Moore Arts & Crafts, Inc.
                      A TYPE OF CORPORATION INDICATED BELOW


Indicate type of domestic corporation:

   X    Business-stock (15 Pa.C.S.ss.1306)                        Management (15 Pa.C.S.ss.2702)
------                                                    -------

        Business-nonstock (15 Pa.C.S.ss.2102)                     Professional (15 Pa.C.S.ss.2903)
-------                                                   -------

        Business-statutory close (15 Pa.C.S.ss.2303)              Insurance (15 Pa.C.S.ss.3101)
-------                                                   -------

        Cooperative (15 Pa.C.S. ss. 7102)
-------

         In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1.       Name

         The name of the corporation is: A.C. Moore Arts & Crafts, Inc.

2.       Address

         The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

    (a)  225 South Street     Harrisburg  PA       17101 -1326        Dauphin
         -----------------------------------------------------------------------
         Number and Street    City        State         Zip            County

    (b)  c/o: Esquire Assist                                          Dauphin
             -------------------------------------------------------------------
               Name of Commercial Registered Office Provider           County

3.       Statute

         The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4.       Incorporator

         The name and address, including number and street, if any, of each incorporator is:
               Name                  Address
               ----                  -------
               John E. Parker        500 University Court, Blackwood, N.J. 08012



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5.       Capital Stock

         The aggregate number of shares which the Corporation shall have authority to issue is 25,000,000 shares, of which 5,000,000 shares shall be Preferred Stock, no par value, and 20,000,000 shares shall be Common Stock, no par value.

         The designation, relative rights, preferences and liabilities of each class of stock, itemized by class, shall be as follows:

         (a) Preferred. The Corporation's board of directors (hereafter called "Board of Directors" or "Board") is authorized to adopt at any time, or from time to time, amendments to these Articles of Incorporation with respect to any unissued and/or treasury shares of Preferred Stock, and thereby to fix or change the division of shares of the Preferred Stock into classes and/or into series within any class or classes, and to fix or change the determination of the voting rights, designations, preferences, limitations, special rights and relative rights of the shares of any class or series. The authority of the Board with respect to each class or series of Preferred Stock shall include, but not be limited to, determination of the following:

                  (i) The number of shares constituting that class or series and the distinctive designation of that class or series;

                  (ii) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

                  (iii) Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                  (iv) Whether that class or series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (v) Whether or not shares of that class or series shall be redeemable and whether or not the Corporation or the holder (or both) may exercise the redemption right, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

                  (vi) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                  (vii) Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

         (b) Common. Each share of Common Stock shall be entitled to one vote on all matters



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submitted to a vote of shareholders except as the right to exercise such vote may be limited by the provisions of these Articles of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to shareholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

         (c) Authorization of Board to Set Terms in Respect of Corporation's Securities. To the fullest extent permitted by applicable law, the Board of Directors may set forth in any security, contract, warrant or other instrument evidencing any shares, option or warrant rights, or securities having conversion or option or warrant rights, such terms as it deems appropriate including, without limiting the generality of such authority, conditions that preclude or limit any Person (as defined in Article 16) or any transferee(s) (either direct or remote) of such Person from (i) owning or offering to acquire a specified number or percentage of the outstanding common shares, other shares, option or warrant rights, securities having conversion or option or warrant rights, or obligations of the Corporation or (ii) from exercising, converting, transferring or receiving the shares, option or warrant rights, securities having conversion or option or warrant rights, or obligations, and which invalidate any rights or options or warrants beneficially owned by such Person or any transferee(s) (either direct or remote) of such Person. This Article 5 is intended to validate, to the extent permitted by applicable law, the adoption by the Board of Directors of shareholder rights plans or so-called "poison pills," including both call and put "poison pills." Nothing contained herein shall be deemed to limit or restrict the powers of the Board of Directors as provided in the Pennsylvania Business Corporation Law of 1988, as amended, or otherwise in Pennsylvania law.

     6.  No Cumulative Voting

         The shareholders of the Corporation shall not have the right to cumulate their votes for the election of directors.

     7.  Number of Directors

         The Board of Directors shall consist of not less than one (1) nor more than fifteen (15) directors. The number of directors to be elected, subject to the foregoing limits, shall be determined from time to time by the Board of Directors.

     8.  Personal Liability of Directors

         A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless

         (a) the director has breached or failed to perform the duties of his office under Section 1713 of the Pennsylvania Business Corporation Law of 1988, as amended; and


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         (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         This Article 8 shall not apply to a director's liability for monetary damages to the extent prohibited by Section 1713(b) of the Pennsylvania Business Corporation Law of 1988, as amended.

     9.  Power of Board to Oppose Certain Transactions

         (a) The Board of Directors may, if it deems it advisable, oppose a tender, or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any and all of the following:

                  (i) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation.

                  (ii) Whether a more favorable price could be obtained for the Corporation's securities in the future.

                  (iii) The impact which an acquisition of the Corporation would have on the employees and customers of the Corporation and any Subsidiary (as defined in Article 16) and the community which they serve.

                  (iv) The reputation and business practices' of the offeror and its management and affiliates as they would affect the employees and customers of the Corporation and its Subsidiaries and the future value of the Corporation's stock.

                  (v) The value of the securities, if any, which the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation as compared to the Corporation or other entity whose securities are being offered.

                  (vi) Any antitrust or other legal and regulatory issues that are raised by the offer.

         If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the Corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

         (b) If the Board of Directors determines to sell the Corporation or any Subsidiary to a third party, or to merge or consolidate the Corporation or any Subsidiary with a third party, the Board of Directors shall not be legally obligated to create an auction and may negotiate with only one acquirer.


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     10. Classification of the Board of Directors

         Effective sixty (60) days after the completion of the initial public offering of the Common Stock of the Corporation (the "IPO"), the Board of Directors shall be divided into three (3) classes, as nearly as equal in number as possible, known as Class A, Class B and Class C. The Class A directors shall serve until the first annual meeting of shareholders to be held after the IPO. At the first annual meeting of shareholders to be held after the IPO, the Class A director shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The Class B directors shall serve until the second annual meeting of shareholders to be held after the IPO. At the second annual meeting of shareholders to be held after the IPO, the Class B director shall be elected for a term of three (3) years and, after the expiration of such term shall thereafter be elected every three (3) years for three (3) year terms. The Class C directors shall serve until the third annual meeting of shareholders to be held after the IPO. At the third annual meeting of shareholders to be held after the IPO, the Class C directors shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three
(3) years for three (3) year terms. Each director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier death, resignation, removal or disqualification. This Article 10, or any portion thereof, may be changed by a by-law amendment which is adopted by all of the then members of the Board of Directors.

     11.  Removal of Directors

         (a) Removal by Shareholders. The entire Board of Directors, or a class of the Board, if the Board is classified with respect to the power to elect directors, or any individual director, may be removed from office by the shareholders only for cause (as defined herein) and only with the vote of shareholders entitled to cast at least eighty (80%), or such higher percentage as may be required by law, of the votes which all shareholders would be entitled to cast at any annual election of directors or of such class of directors. The term 'cause', as used herein, shall refer only to one of the following events:
(1) conviction of the director of a felony; (2) declaration by order of court that the director is of unsound mind; or (3) gross abuse of trust committed in bad faith.

         (b) Removal by Board of Directors. The Board of Directors may, without shareholder approval, declare vacant the office of any director for any proper cause (whether or not similar to those listed in subparagraph (a) above) including, but not limited to, conflict of interest or other breach of fiduciary duty, or unacceptability of the director to federal or state securities regulators, the regulators of any securities exchange or automated quotation system on which securities of the Corporation are traded, or to federal, state or local regulators of the business of the Corporation.

     12. Nonapplicability of Certain Provisions of the Pennsylvania Business Corporation Law of 1988, as Amended

         Subchapters E, G, H, I and J of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to this Corporation.



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     13. Partial Written Consent of Shareholders

         The provisions of Section 1766(b) of the Pennsylvania Business Corporation Law of 1988, as amended, shall be applicable to any action by the shareholders which has been previously approved by the Board of Directors, but shall not otherwise be applicable to the Corporation.

     14. Amendment to By-Laws

         Any amendment to the Bylaws of the Corporation which is proposed by shareholders, and which has not previously received the approval of the Board of Directors, shall require for adoption the affirmative vote of the holders of at least eighty percent (80%) of the votes which all shareholders are entitled to cast thereon, in addition to any other approval which is required by law, these Articles of Incorporation, the Bylaws of the Corporation or otherwise.

     15. Severability

         In the event that all, some or any part of any provision contained in these Articles of Incorporation shall be found by any court of competent jurisdiction to be illegal, invalid or unenforceable (as against public policy or otherwise), such provision shall be enforced to the fullest extent permitted by law and shall be construed as if it had been narrowed only to the extent necessary so as not to be invalid, illegal or unenforceable; the validity, legality and enforceability of the remaining provisions of these Articles of Incorporation shall continue in full force and effect and shall not be affected or impaired by such illegality, invalidity or unenforceability of any other provision (or any part or parts thereof) of these Articles of Incorporation. If and to the extent that any provision contained in these Articles of Incorporation violates any rule of a securities exchange or automated quotation system on which securities of the Corporation are traded, the Board of Directors is authorized, in its sole discretion, to suspend or terminate such provision for such time or periods of time and subject to such conditions as the Board of Directors shall determine in its sole discretion.

     16. Definitions

         As used herein, the term "Person" shall mean any individual, partnership, corporation, group or other entity (other than the Corporation or any Subsidiary as defined below for itself or as a fiduciary for customers, or a trustee holding Voting Securities for the benefit of the employees of the Corporation or its Subsidiaries or any one of them, pursuant to one or more employee benefit plans or arrangements sponsored by the Corporation or any Subsidiary).

         As used herein, the term "Subsidiary" shall mean any corporation of which the Corporation owns fifty percent (50%) or more of any class of securities entitled to vote in the election of directors, either directly or indirectly, through one or more other corporations.

         As used herein, the term "Voting Securities" refers to all outstanding securities of the





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Corporation entitled to vote (whether in the election of directors or otherwise).

         The use of the masculine gender shall include the feminine and neuter genders, as the case may be.

     17.  Headings

         Article headings and the ordering of paragraphs are for convenience of reference only and shall not be construed to alter, amend or otherwise affect the meaning, intent or effect of the provisions of these Articles of Incorporation.

         IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 17th day of July, 1997


                                                  /s/ John E. Parker
                                                  -----------------------------
                                                       John E. Parker